As filed with the Securities and Exchange Commission on July 13, 2023

Registration No. 333-272846

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADIAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8071	82-3074668
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Adial Pharmaceuticals, Inc.

1180 Seminole Trail, Suite 495

Charlottesville, Virginia 22901

(434) 422-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cary Claiborne

President and Chief Executive Officer

Adial Pharmaceuticals, Inc.

1180 Seminole Trail, Suite 495

Charlottesville, Virginia 22901

(434) 422-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.

Hank Gracin, Esq.

Patrick J. Egan, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, NY 10020

Telephone: (212) 885-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 13, 2023

Up to 1,740,990 Shares of

Common Stock

This prospectus relates to the offering and resale by Alumni Capital LP (“Alumni Capital” or the “Selling Stockholder”) of up to 1,740,990 shares (the “Shares”) of our common stock, par value $0.001 per share, which includes 199,620 shares of our common stock issued to the Selling Stockholder as commitment shares (the “Commitment Shares”).

The shares of common stock being offered by the Selling Stockholder have been or may be issued and sold to the Selling Stockholder pursuant to the common stock purchase agreement, dated May 31, 2023, that we entered into with Alumni Capital (the “Purchase Agreement”).  See “The Alumni Capital Transaction” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding Alumni Capital. The prices at which Alumni Capital may resell the shares offered hereby will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder. However, we may receive proceeds of up to $3 million from the sale of our common stock to the Selling Stockholder pursuant to the Purchase Agreement, once the registration statement that includes this prospectus is declared effective.

The Selling Stockholder may sell or otherwise dispose of the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the shares of common stock being registered pursuant to this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

The Selling Stockholder will pay all brokerage fees and commissions and similar expenses. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock and the warrants issued in our initial public offering are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “ADIL” and “ADILW.” On July 11, 2023, the last reported sale price on Nasdaq of our common stock was $0.3958 per share and the last reported sale price on Nasdaq of our warrants was $0.0081 per warrant.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, as such, elect to comply with certain reduced public company reporting requirements for future filings.

You should read this prospectus, together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest in any of our securities.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2023

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The Selling Stockholder may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

In this prospectus, the “Company,” “we,” “us,” “our” and “Adial” refer to Adial Pharmaceuticals, Inc.

i

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. The Company is ultimately responsible for all disclosure included in this prospectus.

The Selling Stockholder is offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the shares of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the shares of common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under which the Selling Stockholder may offer from time to time securities described herein in one or more offerings. If required, each time the Selling Stockholder offers shares, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the securities offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) entitled “Business,” and in the 2022 Form 10-K and the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 entitled “Risk Factor” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our need to raise substantial additional capital to fund our operations;

●	the success, cost and timing of our clinical trials;

●	our dependence on third parties in the conduct of our clinical trials;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our product candidates;

●	the potential that results of preclinical and clinical trials indicate our current product candidates or any future product candidates we may seek to develop are unsafe or ineffective;

●	the results of market research conducted by us or others;

●	our ability to obtain and maintain intellectual property protection for our current product candidates;

●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

●	the possibility that a third party may claim we have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

●	our reliance on third-party suppliers and manufacturers;

●	the success of competing therapies and products that are or become available;

●	ability to sell shares of common stock to Alumni Capital pursuant to the terms of the Purchase Agreement and our ability to register and maintain the registration of the shares issued and issuable thereunder;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel;

●	the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our product candidates;

●	market acceptance of our product candidates, the size and growth of the potential markets for our current product candidates and any future product candidates we may seek to develop, and our ability to serve those markets; and

●	the successful development of our commercialization capabilities, including sales and marketing capabilities.

Our current product candidates are undergoing clinical development and have not been approved by the Food and Drug Administration (“FDA”) or the European Commission. These product candidates have not been, nor may they ever be, approved by any regulatory agency or competent authorities nor marketed anywhere in the world.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” of this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes that are incorporated by reference into this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus. In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Adial” and the “Company” refer to Adial Pharmaceuticals, Inc. Except as disclosed in the prospectus, the financial statements and selected historical financial data and other financial information included in, or incorporated by reference into, this prospectus are those of Adial Pharmaceuticals, Inc.

Overview

We are a clinical-stage biopharmaceutical company focused on the development of therapeutics for the treatment or prevention of addiction and related disorders. Our lead investigational new drug candidate, AD04, is being developed as a therapeutic agent for the treatment of alcohol use disorder (“AUD”). AD04 was recently investigated in a Phase 3 clinical trial, designated the ONWARD trial, for the potential treatment of AUD in subjects with certain target genotypes, which were identified using our companion diagnostic genetic test. Based on our analysis of the subgroup data from the ONWARD trial, we are now focused on commercializing AD04 in the U.S. and Europe.

We continue to explore opportunities to expand our portfolio in the field of addiction and related disorders such as pain reduction, both through internal development and through acquisitions. Our vision is to create the world’s leading addiction focused pharmaceutical company.

In January 2021, we expanded our portfolio in the field of addiction with the acquisition of Purnovate, LLC via a merger into our wholly owned subsidiary, Purnovate, Inc., (“Purnovate”) and in January 2023, we entered into an option agreement (the “Option Agreement”) with Adenomed LLC (“Buyer”), pursuant to which we granted to the Buyer an exclusive option (the “Option”) for a period of one hundred twenty (120) days from the effective date of the Option Agreement (the “Option Term”) for Buyer or its designated affiliate to acquire all of the assets of Purnovate. On May 16, 2023, the Buyer exercised the Option.

We have devoted the majority of our resources to development efforts relating to AD04, including preparation for conducting clinical trials, providing general and administrative support for these operations and protecting our intellectual property. With the exercise of the Purnovate option, we expect to devote substantially all of our resources to the development of AD04 going forward.

Alcohol Use Disorder and AD04

AUD is characterized by an urge to consume alcohol and an inability to control the levels of consumption. We have completed the clinical phase of the landmark ONWARD™ pivotal Phase 3 clinical trial using AD04 for the potential treatment of AUD in subjects with certain target genotypes. As of this filing, all 302 patients included in the trial had completed dosing and follow up visits and the final monitoring and close-out activities are completed (a total of 303 patients were recruited and then randomized in the trial, however, one subject never initiated treatment and has been excluded from enrollment numbers and will not be included in the full analysis data set or efficacy analysis for the trial). ONWARD trial data was unblinded and analyzed in the second quarter of 2022 and topline data analysis was reported in July 2022. We believe our approach is unique in that it targets the serotonin system and individualizes the treatment of AUD, through the use of genetic screening (i.e., a companion diagnostic genetic biomarker). We have created an investigational companion diagnostic biomarker test for the genetic screening of patients with certain biomarkers that, as reported in the American Journal of Psychiatry (Johnson, et. al. 2011 & 2013), we believe will benefit from treatment with AD04. Our strategy is to integrate the pre-treatment genetic screening into AD04’s label to create a patient-specific treatment in one integrated therapeutic offering. Our goal is to develop a genetically targeted, effective and safe product candidate to treat AUD by reducing or eliminating the patients’ consumption of alcohol.

We have a worldwide, exclusive license from the University of Virginia Patent Foundation (d/b/a the Licensing & Venture Group) (“UVA LVG”), which is the licensing arm of the University of Virginia, to commercialize our investigational drug candidate, AD04, subject to Food and Drug Administration (“FDA”) approval of the product, based upon three separate patent application families, with patents issued in over 40 jurisdictions, including three issued patents in the U.S. Our investigational agent has been used in several investigator-sponsored trials and we possess or have rights to use toxicology, pharmacokinetic and other preclinical and clinical data that support our landmark ONWARD pivotal Phase 3 clinical trial. Our licensed therapeutic agent was the product candidate used in the ONWARD pivotal Phase 3 clinical trial of 302 patients as well as a University of Virginia investigator sponsored Phase 2b clinical trial of 283 patients.

The active pharmaceutical agent in AD04, our lead investigational new drug product, is ondansetron, which is also the active ingredient in Zofran®, which was granted FDA approval in 1991 for nausea and vomiting post-operatively and after chemotherapy or radiation treatment and is now commercially available in generic form. In studies of Zofran®, conducted as part of its FDA review process, ondansetron was given acutely at dosages up to almost 100 times the dosage expected to be formulated in AD04 with the highest doses of Zofran® given intravenously (“i.v.”), which results in approximately 160% of the exposure level as oral dosing. Even at high doses given i.v. the studies found that ondansetron is well-tolerated and results in few adverse side effects at the currently marketed doses, which reach more than 80 times the AD04 dose and are given i.v. The formulation dosage of ondansetron used in our drug candidate (and expected to be used by us in our Phase 3 clinical trials) has the potential advantage that it contains a much lower concentration of ondansetron than the generic formulation/dosage that has been used in prior clinical trials, is dosed orally, and is available with use of a companion diagnostic genetic biomarker. Our development plan for AD04 is designed to demonstrate both the efficacy of AD04 in the genetically targeted population and the safety of ondansetron when administered chronically at the AD04 dosage. However, to the best of our knowledge, no comprehensive clinical study has been performed to date that has evaluated the safety profile of ondansetron at any dosage for long-term use as anticipated in our ongoing and planned clinical trials.

According to the National Institute of Alcohol Abuse and Alcoholism (the “NIAAA”) and the Journal of the American Medical Association (“JAMA”), in the United States alone, approximately 35 million people each year have AUD (such number is based upon the 2012 data provided in Grant et. al. the JAMA 2015 publication and has been adjusted to reflect a compound annual growth rate of 1.13%, which is the growth rate reported by U.S. Census Bureau for the general adult population from 2012-2017), resulting in significant health, social and financial costs with excessive alcohol use being the third leading cause of preventable death and is responsible for 31% of driving fatalities in the United States (NIAAA Alcohol Facts & Statistics). AUD contributes to over 200 different diseases and 10% of children live with a person that has an alcohol problem. According to the American Society of Clinical Oncologists, 5-6% of new cancers and cancer deaths globally are directly attributable to alcohol. And, The Lancet published that alcohol is the leading cause of death in people ages 15-49 globally. The Centers for Disease Control (the “CDC”) has reported that AUD costs the U.S. economy about $250 billion annually, with heavy drinking accounting for greater than 75% of the social and health related costs. Despite this, according to the article in the JAMA 2015 publication, only 7.7% of patients (i.e., approximately 2.7 million people) with AUD are estimated to have been treated in any way and only 3.6% by a physician (i.e., approximately 1.3 million people). In addition, according to the JAMA 2017 publication, the problem in the United States appears to be growing with almost a 50% increase in AUD prevalence between 2002 and 2013.

AUD is characterized by an urge to consume alcohol and an inability to control the levels of consumption. Until the publication of the fifth revision of the Diagnostic and Statistical Manual of Mental Disorders in 2013 (the “DSM-5”), AUD was broken into “alcohol dependence” and “alcohol abuse”. More broadly, overdrinking due to the inability to moderate drinking is called alcohol addiction and is often called “alcoholism”, sometimes pejoratively.

Corporate Information

ADial Pharmaceuticals, L.L.C. was formed as a Virginia limited liability company in November 2010. ADial Pharmaceuticals, L.L.C. converted from a Virginia limited liability company into a Virginia corporation on October 3, 2017, and then reincorporated in Delaware on October 11, 2017 by merging the Virginia corporation with and into Adial Pharmaceuticals, Inc., a Delaware corporation that was incorporated on October 5, 2017 as a wholly owned subsidiary of the Virginia corporation. We refer to this as the corporate conversion/reincorporation. In connection with the corporate conversion/reincorporation, each unit of ADial Pharmaceuticals, L.L.C. was converted into shares of common stock of the Virginia corporation and then into shares of common stock of Adial Pharmaceuticals, Inc., the members of ADial Pharmaceuticals, L.L.C. became stockholders of Adial Pharmaceuticals, Inc. and Adial Pharmaceuticals, Inc. succeeded to the business of ADial Pharmaceuticals, L.L.C.

Purnovate, LLC, our wholly owned subsidiary, was formed as a Virginia limited liability company in April 2019. Purnovate, LLC converted from a Virginia limited liability company into a Virginia corporation on January 18, 2021, and reincorporated in Delaware on January 26, 2021 by merging the Virginia corporation with and into Purnovate, Inc., a Delaware corporation that was incorporated on January 20, 2021 and as our wholly owned. On May 16, 2023, the Buyer exercised the Option to purchase all of the assets of Purnovate, Inc.

Our principal executive offices are located at 1180 Seminole Trail, Suite 495, Charlottesville, Virginia 22901, and our telephone number is (434) 422-9800. Our website address is www.adialpharma.com. Information contained in our website does not form part of this registration statement which includes this prospectus-K and is intended for informational purposes only. The Securities and Exchange Commission (“SEC”) maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal controls over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an “emerging growth company.” In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. We will remain an “emerging growth company” until the earlier of (1) the last day of the fiscal year: (a) following the fifth anniversary of the completion of our initial public offering; (b) in which we have total annual gross revenue of at least $1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning associated with that term in the JOBS Act.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our 2022 Form 10-K, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 as filed with the SEC on May 12, 2023 and our Current Reports on Form 8-K as filed with the SEC, as described in the section entitled “Incorporation of Documents by Reference” in this prospectus.

Risks Associated with this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similarly titled headings of the documents incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business and this offering include:

●	It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

●	Investors who buy shares in this offering at different times will likely pay different prices.

●	The issuance of common stock to the Selling Stockholder may cause substantial dilution to our existing stockholders and the sale of such shares acquired by the Selling Stockholder could cause the price of our common stock to decline.

●	Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

●	We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

●	Future sales of our common stock could cause the market price for our common stock to decline.

●	Because we will not declare cash dividends on our common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

●	Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to Alumni Capital, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

The Alumni Capital Transaction

On May 31, 2023, we entered into a Purchase Agreement (the “Purchase Agreement”) with Alumni Capital. Pursuant to the Purchase Agreement, we have the right to sell to Alumni Capital up to the lesser of (i) $3,000,000 of newly issued shares, subject to increase to $10,000,000 at our option (the “Investment Amount”), of the shares of our common stock, par value $0.001 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement. Sales of Shares pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option and we are under no obligation to sell securities pursuant to this arrangement. Shares may be sold by us pursuant to this arrangement over a period ending on the earlier of December 31, 2024 or the date on which Alumni Capital shall have purchased Shares pursuant to the Purchase Agreement for an aggregate purchase price of the Investment Amount; provided, however that we can terminate the Purchase Agreement at any time upon ten days prior written notice, subject to the satisfaction of the conditions in the Purchase Agreement.

Upon the satisfaction of the conditions in the Purchase Agreement, including that a registration statement that we agreed to file with the SEC pursuant to the Purchase Agreement is declared effective by the SEC and a final prospectus in connection therewith is filed with the SEC, we will have the right, but not the obligation, from time to time at our sole discretion over the period described above, to direct Alumni Capital to purchase up to a fixed maximum number of Shares as set forth in the Purchase Agreement; provided, that Alumni Capital’s maximum commitment under any single fixed purchase will not exceed $500,000 without mutual agreement of Alumni Capital and Company; further provided, however, that the maximum commitment under any single fixed purchase will in no case exceed $3,000,000.

The purchase price per Share that may be sold to Alumni Capital under the Purchase Agreement in such fixed purchases equals ninety five percent (95%) of the lowest daily dollar volume-weighted average price for the Common Stock during the three (3) consecutive trading-day period prior to the purchase date for the fixed purchase, subject to a Minimum Acceptable Price (as defined in the Purchase Agreement). There is no upper limit on the price per share that Alumni Capital might be obligated to pay for the Common Stock under the Purchase Agreement; provided, however, that at no time can the purchase price be below $0.15 per share (subject to adjustment as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring after the date of the Purchase Agreement).

The Company will control the timing and amount of any sales of Shares to Alumni Capital. Actual sales of Shares to Alumni Capital under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for us and our operations.

Under the applicable rules of the Nasdaq, in no event may we issue more than 5,916,575 Shares (including the Commitment Shares, as defined below), representing 19.9% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), to Alumni Capital under the Purchase Agreement, unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap, provided further that the Exchange Cap does not apply to the extent the purchase price is equal to or exceeds the Minimum Price, which is $.2630.

In all instances, we may not sell Shares to Alumni Capital under the Purchase Agreement if it would result in Alumni Capital beneficially owning more than 9.99% of the Common Stock.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell Shares. To the extent we sell Shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for strategic opportunities, working capital, and other general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties, or liquidated damages in the Purchase Agreement. Alumni Capital has agreed not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock during certain periods.

As consideration for Alumni Capital’s irrevocable commitment to purchase Shares upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, we issued to Alumni Capital 199,620 shares of Common Stock (the “Commitment Shares”). If we were to elect to increase the number of the shares of Common Stock available for purchase under the Purchase Agreement from $3,000,000 up to a limit of $10,000,000, we would be obligated to issue to Alumni Capital additional shares of Common Stock as a commitment fee equal to 2% of the increased amount divided by the closing price of the Common Stock on the date of issuance and delivery by us of the notice to increase such amount.

Pursuant to the Purchase Agreement, we have agreed to file a registration statement with the SEC to register for resale under the Securities Act of 1933, as amended (the “Securities Act”) the shares of our Common Stock that may be issued to Alumni Capital under the Purchase Agreement, including the Commitment Shares. The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon written notice to Alumni Capital. Neither we nor Alumni Capital may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties except in writing.

We do not know what the purchase price for our common stock will be or whether there will occur an exception to the Exchange Cap and therefore cannot be certain as to the number of shares we might issue to Alumni Capital under the Purchase Agreement after the date of this prospectus. As of May 31, 2023, immediately prior to execution of the Purchase Agreement and issuance of the Commitment Shares to Alumni Capital, there were 29,731,533 shares of our common stock outstanding. Although the Purchase Agreement provides that we may sell up to an aggregate of $3,000,000 of shares of our Common Stock to Alumni Capital, only 1,740,990 shares of our Common Stock are being registered for resale under this prospectus, which represents (i) the 199,620 Commitment Shares we issued to Alumni Capital upon execution of the Purchase Agreement and (ii) 1,541,370 shares of our Common Stock that we may issue and sell to Alumni Capital in the future under the Purchase Agreement in accordance with the Exchange Cap, if and when we elect to sell shares of our Common Stock to Alumni Capital under the Purchase Agreement. Depending on the market prices of our Common Stock at the time we elect to issue and sell shares of our Common Stock to Alumni Capital under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our Common Stock in order to receive aggregate gross proceeds equal to the $3,000,000 total commitment available to us under the Purchase Agreement. If all of such 1,541,370 shares of our Common Stock offered hereby were issued and outstanding as of the date of this prospectus, such shares would represent approximately 4.9% of the total number of outstanding shares of Common Stock, and approximately 6.8% of the total number of outstanding shares of Common Stock held by non-affiliates, in each case as of the date of this prospectus. If we elect to issue and sell to Alumni Capital under the Purchase Agreement more than the 1,541,370 shares of our Common Stock (other than Commitment Shares) being registered for resale by Alumni Capital under this prospectus (assuming we have the right to do so under Nasdaq rules), which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares of our Common Stock, which could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for sale by Alumni Capital is dependent upon the number of shares purchased by Alumni Capital under the Purchase Agreement.

Issuances of our Common Stock to Alumni Capital under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance of shares of our Common Stock to Alumni Capital under the Purchase Agreement. There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to Alumni Capital under the Purchase Agreement. See “Risk Factors.”

THE OFFERING

Issuer	Adial Pharmaceuticals, Inc.

Common stock offered by the Selling Stockholder

This prospectus covers the resale of a total of up to 1,740,990 shares of our common stock, consisting of:

●  199,620 shares of common stock issued to Alumni Capital upon the execution of the Purchase Agreement as Commitment Shares; and

●  1,541,370 additional shares of common stock that we may sell to Alumni Capital pursuant to the Purchase Agreement from time to time after the registration statement that includes this prospectus is declared effective.

Offering price	The Selling Stockholder will sell the shares at prevailing market prices or privately negotiated prices.

Common stock outstanding immediately before this offering	29,941,982 shares

Common stock outstanding after this offering	31,483,352 shares(1)

Use of proceeds	The Selling Stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholder. However, we may receive proceeds of up to $3.0 million from the sale of our common stock to the Selling Stockholder under the Purchase Agreement described above. Any proceeds from the Selling Stockholder that we receive under the Purchase Agreement are expected to be used for strategic opportunities, working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information on page 7 of this prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein by reference before deciding to invest in our common stock.

NASDAQ Capital Markets symbols	Our common stock and the warrants issued in our initial public offering are listed on the NASDAQ Capital Market under the symbols “ADIL” and “ADILW”, respectively.

(1)	Except as otherwise indicated herein, the number of shares of our common stock to be outstanding after this offering is based on 29,941,982 shares of common stock outstanding as of July 11, 2023, which includes the 199,620 Commitment Shares and excludes:

●	12,340,257 shares of common stock issuable as of the date hereof upon the exercise of common stock warrants outstanding at a weighted average exercise price of $3.98 per share;

●	5,222,561 shares of common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $2.08 per share; and

●	953,830 shares of common stock available for future issuance under the 2017 Equity Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to the Selling Stockholder at any time throughout the term of the Purchase Agreement. The actual number of Shares that are sold to the Selling Stockholder may depend based on a number of factors, including the market price of the Common Stock during the sales period. Actual gross proceeds may be less than $3.0 million, which may impact our future liquidity. Because the price per share of each share sold to the Selling Stockholder will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

Our charter limits our ability to issue shares

Our charter authorizes us to issue up to 50,000,000 shares of common stock. With 29,941,982 shares of common stock, 5,222,561 options, and 12,340,257 warrants outstanding, as well as 953,830 shares reserved for issue under our 2017 equity incentive plan, 1,541,370 shares of common stock remain issuable at this time. Additional shares may become issuable with the expiration of currently outstanding warrants. Additional shares may also become issuable if we effect a reverse share split, as was authorized at a special meeting of shareholder on April 12, 2023. We may register additional shares as they become issuable. Nonetheless, depending on our share price, we may not be able to issue sufficient shares to realize the full $3.0 million in proceeds from the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase Shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. In connection with the Alumni Capital Transaction, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of Shares sold to Alumni Capital. Similarly, Alumni Capital may sell such Shares at different times and at different prices. Investors may experience a decline in the value of the Shares they purchase from the Selling Stockholder in this offering as a result of sales made by us in future transactions to Alumni Capital at prices lower than the prices they paid.

The issuance of Common Stock to the Selling Stockholder may cause substantial dilution to our existing stockholders and the sale of such Shares acquired by the Selling Stockholder could cause the price of our common stock to decline.

We are registering for resale by the Selling Stockholder up to 1,740,990 shares of Common Stock, consisting of 199,620 shares issued to the Selling Stockholder as Commitment Shares upon execution of the Purchase Agreement, and an additional 1,541,370 shares of Common Stock that we may issue and sell to the Selling Stockholder under the Purchase Agreement from time-to-time following Commencement. The number of shares of our Common Stock ultimately offered for resale by the Selling Stockholder under this prospectus is dependent upon the number of shares of Common Stock issued to the Selling Stockholder pursuant to the Purchase Agreement. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance of Shares to the Selling Stockholder may cause the trading price of our Common Stock to decline.

The Selling Stockholder is irrevocably bound to purchase up to 1,541,370 shares of our Common Stock being registered for resale hereby provided that the conditions set forth in the Purchase Agreement are met within the limitation set forth in the Purchase Agreement and, following receipt by the Selling Stockholder of shares of our Common Stock issued to the Selling Stockholder under the Purchase Agreement, the Selling Stockholder may sell all, some or none of such Shares. The sale of a substantial number of shares of our Common Stock by the Selling Stockholder in this offering, or anticipation of such sales, could cause the trading price of our Common Stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

Our cash requirements may vary from those now planned, depending upon numerous factors, including the results of future research and development activities. We expect our expenses to increase if and when we initiate and conduct additional clinical trials, and seek marketing approval for our product candidates. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

Our Amended and Restated Certificate of Incorporation, as amended, authorizes the issuance of 50,000,000 shares of our common stock and 5,000,000 shares of preferred stock. In certain circumstances, the Common Stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of preferred stock and Common Stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

Future sales of our Common Stock could cause the market price for our common stock to decline.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or be depressed.

The shares of common stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

Because we will not declare cash dividends on our common stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain any future earnings from the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock, if any, will provide a return to investors in this offering. See “Dividend Policy.”

Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to Alumni Capital, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, primarily for strategic opportunities, working capital and other general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our Common Stock. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our Common Stock to decline and impair the commercialization of our products and/or delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

THE ALUMNI CAPITAL TRANSACTION

General

On May 31, 2023, we entered into a Purchase Agreement (the “Purchase Agreement”) with Alumni Capital. Pursuant to the Purchase Agreement, we have the right to sell to Alumni Capital up to the lesser of (i) $3,000,000 of newly issued shares, subject to increase to $10,000,000 at our option (the “Investment Amount”), of the shares of our common stock, par value $0.001 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement. Sales of Shares pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option and we are under no obligation to sell securities pursuant to this arrangement. Shares may be sold by us pursuant to this arrangement over a period ending on the earlier of December 31, 2024 or the date on which Alumni Capital shall have purchased Shares pursuant to the Purchase Agreement for an aggregate purchase price of the Investment Amount; provided, however that we can terminate the Purchase Agreement at any time upon ten days prior written notice, subject to the satisfaction of the conditions in the Purchase Agreement.

Upon the satisfaction of the conditions in the Purchase Agreement, including that a registration statement that we agreed to file with the SEC pursuant to the Purchase Agreement is declared effective by the SEC and a final prospectus in connection therewith is filed with the SEC, we will have the right, but not the obligation, from time to time at our sole discretion over the period described above, to direct Alumni Capital to purchase up to a fixed maximum number of Shares as set forth in the Purchase Agreement; provided, that Alumni Capital’s maximum commitment under any single fixed purchase will not exceed $500,000 without mutual agreement of Alumni Capital and Company; further provided, however, that the maximum commitment under any single fixed purchase will in no case exceed $3,000,000.

The purchase price per Share that may be sold to Alumni Capital under the Purchase Agreement in such fixed purchases equals ninety five percent (95%) of the lowest daily dollar volume-weighted average price for the Common Stock during the three (3) consecutive trading-day period prior to the purchase date for the fixed purchase, subject to a Minimum Acceptable Price (as defined in the Purchase Agreement). There is no upper limit on the price per share that Alumni Capital might be obligated to pay for the Common Stock under the Purchase Agreement; provided, however at no time can the purchase price be below $0.15 per share (subject to adjustment as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring after the date of the Purchase Agreement).

The Company will control the timing and amount of any sales of Shares to Alumni Capital. Actual sales of Shares to Alumni Capital under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for us and our operations.

Under the applicable rules of the Nasdaq, in no event may we issue more than 5,916,575 Shares (including the Commitment Shares, as defined below), representing 19.9% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), to Alumni Capital under the Purchase Agreement, unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap, provided further that the Exchange Cap does not apply to the extent the purchase price is equal to or exceeds the Minimum Price, which is $.2630.

In all instances, we may not sell Shares to Alumni Capital under the Purchase Agreement if it would result in Alumni Capital beneficially owning more than 9.99% of the Common Stock (the “Beneficial Ownership Limitation”).

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell Shares. To the extent we sell Shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for strategic opportunities, working capital and other general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Alumni Capital has agreed not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock during certain periods.

As consideration for Alumni Capital’s irrevocable commitment to purchase Shares upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, we issued to Alumni Capital 199,620 shares of Common Stock (the “Commitment Shares”). If we were to elect to increase the number of the shares of Common Stock available for purchase under the Purchase Agreement from $3,000,000 up to a limit of $10,000,000, we would be obligated to issue to Alumni Capital additional shares of Common Stock as a commitment fee equal to 2% of the increased amount divided by the closing price of the Common Stock on the date of issuance and delivery by us of the notice to increase such amount.

Pursuant to the Purchase Agreement, we have agreed to file a registration statement with the SEC to register for resale under the Securities Act of 1933, as amended (the “Securities Act”) the shares of our Common Stock that may be issued to Alumni Capital under the Purchase Agreement, including the Commitment Shares. The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon written notice to Alumni Capital. Neither we nor Alumni Capital may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties except in writing.

We do not know what the purchase price for our common stock will be or whether there will occur an exception to the Exchange Cap and therefore cannot be certain as to the number of shares we might issue to Alumni Capital under the Purchase Agreement after the date of this prospectus. As of May 31, 2023, immediately prior to execution of the Purchase Agreement and issuance of the Commitment Shares to Alumni Capital, there were 29,731,533 shares of our common stock outstanding. Although the Purchase Agreement provides that we may sell up to an aggregate of $3,000,000 of shares of our Common Stock to Alumni Capital, only 1,740,990 shares of our Common Stock are being registered for resale under this prospectus, which represents (i) the 199,620 Commitment Shares we issued to Alumni Capital upon execution of the Purchase Agreement and (ii) 1,541,370 shares of our Common Stock (the “Purchase Notice Shares”) that we may issue and sell to Alumni Capital in the future under the Purchase Agreement in accordance with the Exchange Cap, if and when we elect to sell shares of our Common Stock to Alumni Capital under the Purchase Agreement. Depending on the market prices of our Common Stock at the time we elect to issue and sell shares of our Common Stock to Alumni Capital under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our Common Stock in order to receive aggregate gross proceeds equal to the $3,000,000 total commitment available to us under the Purchase Agreement. If all of such 1,541,370 shares of our Common Stock offered hereby were issued and outstanding as of the date of this prospectus, such shares would represent approximately 4.9% of the total number of outstanding shares of Common Stock, and approximately 6.8% of the total number of outstanding shares of Common Stock held by non-affiliates, in each case as of the date of this prospectus. If we elect to issue and sell to Alumni Capital under the Purchase Agreement more than the 1,541,370 shares of our Common Stock being registered for resale by Alumni Capital under this prospectus (assuming we have the right to do so under Nasdaq rules), which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares of our Common Stock, which could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for sale by Alumni Capital is dependent upon the number of shares purchased by Alumni Capital under the Purchase Agreement.

Issuances of our Common Stock to Alumni Capital under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance of shares of our Common Stock to Alumni Capital under the Purchase Agreement. There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to Alumni Capital under the Purchase Agreement. See “Risk Factors.”

Conditions to Commencement and for Delivery of Fixed Purchase Notices

Our ability to deliver purchase notices to Alumni Capital under the Purchase Agreement are subject to the satisfaction by us, of certain conditions, all of which are entirely outside of Alumni Capital’s control, including the following:

●	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement on the date of the Purchase Agreement and the date of each closing of a purchase and sale under the Purchase Agreement of;

●	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

●	the registration statement that includes this prospectus (and amendment or supplement thereto) shall remain effective for the offering and sale of the Shares and (i) we shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such registration statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such registration statement or the prospectus shall exist. Alumni Capital shall not have received any notice from us that the registration statement, prospectus and/or any prospectus supplement or amendment thereto fails to meet the requirements of Section 5(b) or Section 10 of the Securities Act of 1933, as amended;

●	the number of Shares then to be purchased by Alumni Capital shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by Alumni Capital, would result in Alumni Capital owning more than the Beneficial Ownership Limitation (;

●	trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq, or otherwise halted for any reason, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from or no longer quoted on the Nasdaq.

●	the issuance of the Shares (including the Increase Commitment Shares) shall not exceed the Exchange Cap if applicable, subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock) unless holders of a majority of our outstanding voting Common Stock that are present or represented by proxy at a meeting, to effectuate the transactions contemplated by the Purchase Agreement, the issuance of all of the Shares including the Commitment Shares in excess the Exchange Cap, subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock).;

●	the absence of any statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Purchase Agreement and the exhibits thereto, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Purchase Agreement and the exhibits thereto;

●	the Common Stock must be DWAC Eligible and not subject to a “DTC chill”;

●	the issuance of the Purchase Notice Shares shall not violate the shareholder approval requirements of the Principal Market

●	event having an effect on our business, operations, properties, or financial condition that is material and adverse to us and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with our ability to enter into and perform our obligations under any Purchase Agreement shall have occurred or be reasonably likely to occur;

●	we shall have no knowledge of any event more likely than not to have the effect of causing the effectiveness of the registration statement to be suspended or the prospectus or any prospectus supplement thereto failing to meet the requirement of Sections 5(b) or 10 of the Securities Act of 1933, as amended (which event is more likely than not to occur within the fifteen (15) business days following the Business Day on which such Purchase Notice is deemed delivered; and

●	all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by us with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall have been filed with the SEC.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	December 31, 2024;

●	the date on which Alumni Capital shall have purchased Shares for an aggregate purchase price of the Investment Amount; or

●	the date on which we commence a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against us, a custodian is appointed us in a bankruptcy proceeding for all or substantially all of its property, or we make a general assignment for the benefit of its creditors.

We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, except during any time that Alumni Capital holds any Purchase Notice Shares.

No Short-Selling or Hedging by Alumni Capital

Alumni Capital has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling our Common Stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that may be issued or sold by us to Alumni Capital under the Purchase Agreement are expected to be freely tradable. The resale by Alumni Capital of a significant number of Shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to Alumni Capital, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Alumni Capital all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell Shares to Alumni Capital, after Alumni Capital has acquired the Shares, Alumni Capital may resell all, some or none of those Shares at any time or from time to time in its discretion. Therefore, sales to Alumni Capital by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of Shares to Alumni Capital under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Shares or the mere existence of our arrangement with Alumni Capital may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of Shares to Alumni Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us, subject to certain conditions.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Alumni Capital to purchase up to $3,000,000 of our Common Stock, subject to certain limitations. We have registered only a portion of the Shares issuable under the Purchase Agreement and, therefore, we may seek to issue and sell to Alumni Capital under the Purchase Agreement more shares of our Common Stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act of 1933, as amended, any such additional shares, which could cause additional substantial dilution to our stockholders. The number of Shares ultimately offered for resale under this prospectus is dependent upon the number of Shares we direct Alumni Capital to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Alumni Capital from our sale of shares of Common Stock to Alumni Capital under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares Issued After Giving Effect to the Issuance to Alumni Capital (2)	Gross Proceeds from the Sale of Shares to Alumni Capital Under the Purchase Agreement
$0.15	1,541,370	4.9%	$231,206
$0.20	1,541,370	4.9%	$308,274
$0.25	1,541,370	4.9%	$385,343
$0.40	1,541,370	4.9%	$616,548
$0.50	1,541,370	4.9%	$770,685

(1)	Although the Purchase Agreement provides that we may sell up to $3,000,000 of our common stock to Alumni Capital, we are only registering 1,740,990 shares under this prospectus (which includes the 199,620 shares of Common Stock we issued to Alumni Capital as Commitment Shares upon execution of the Purchase Agreement), which may or may not cover all of the Shares we ultimately sell to Alumni Capital under the Purchase Agreement. We have reserved 1,541,370 shares of Common Stock for issuance under the Purchase Agreement. In no event will we issue in excess of 5,716,575 shares of Common Stock unless (i) we obtain stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap or (ii) the price of any applicable sales of Common Stock to Alumni Capital under the Purchase Agreement equals or exceeds $0.2630, the closing price of our Common Stock on the day prior to the date we executed the Purchase Agreement. The number of registered shares to be issued as set forth in this column (A) is without regard for the Beneficial Ownership Cap and (B) does not include the 199,620 Commitment Shares already issued to Alumni Capital upon execution of the Purchase Agreement.

(2)	The denominator is based on 29,941,982 shares of our common stock outstanding as of July 11, 2023, which includes the 199,620 Commitment Shares, and the number of shares set forth in the adjacent column that we would have sold to Alumni Capital, assuming the average purchase price in the first column. The numerator is based on the number of shares of our common stock issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

USE OF PROCEEDS

This prospectus relates to shares of common stock that may be offered and sold from time to time by Alumni Capital. We will not receive any proceeds from the resale of shares of common stock by Alumni Capital.

We may receive up to $3,000,000 in gross proceeds if we issue to Alumni Capital Shares issuable pursuant to the Purchase Agreement. We estimate that the net proceeds to us from the sale of our Common Stock to Alumni Capital pursuant to the Purchase Agreement would be up to $2,925,000, assuming that we sell the full amount of our Common Stock that we have the right, but not the obligation, to sell to Alumni Capital under the Purchase Agreement, and after other estimated fees and expenses. See “Plan of Distribution” elsewhere in this prospectus for more information.

Any proceeds from the Selling Stockholder that we receive under the Purchase Agreement are currently expected to be used primarily for strategic opportunities, working capital and other general corporate purposes. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. As we are unable to predict the timing or amount of potential issuances of all of the additional Shares issuable purchase to the Purchase Agreement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such additional Shares. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this offering. It is possible that no shares will be issued under the Purchase Agreement.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and we do not currently intend to pay any cash dividends on our Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business rather than to pay cash dividends on our common stock. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by Alumni Capital of any or all of the shares of Common Stock that may be issued by us to Alumni Capital under the Purchase Agreement. For additional information regarding the issuance of Common Stock covered by this prospectus, see the section titled “Alumni Capital Transaction” above. We are registering the shares of Common Stock pursuant to the provisions of the Purchase Agreement we entered into with Alumni Capital on May 31, 2023 in order to permit the Selling Stockholder to offer the Shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement, Alumni Capital has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means Alumni Capital Alumni Capital LP.

The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of July 11, 2023. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares of Common Stock in this offering. We do not know how long the Selling Stockholder will hold the shares of Common Stock before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares of Common Stock.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 29,941,982 shares of our Common Stock outstanding on July 11, 2023. Because the purchase price of the shares of Common Stock issuable under the Purchase Agreement is determined on each purchase date, the number of Shares that may actually be sold by us under the Purchase Agreement may be fewer than the number of Shares being offered by this prospectus. The fourth column assumes the sale of all of the Shares offered by the Selling Stockholder pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering			Maximum Number of Shares of Common Stock to be Offered Pursuant to	Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number(1)	Percent(2)		this Prospectus	Number(3)	Percent(2)(3)
Alumni Capital LP (4)	199,620		*	1,740,990	0		*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)

This number represents the 199,620 shares of Common Stock we issued to Alumni Capital on May 31, 2023 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the Shares that Alumni Capital may be required to purchase under the Purchase Agreement, because the issuance of such Shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Alumni Capital’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Purchase Notice Shares are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to Alumni Capital to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by Alumni Capital, would cause Alumni Capital’s beneficial ownership of our common stock to exceed the 9.99% Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.9% Exchange Cap, unless we obtain stockholder approval to do so, or unless sales of Common Stock are made at a price equal to or greater than $0.2630 per share, the closing price of our Common Stock on the day prior to the date we executed the Purchase Agreement, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on 29,941,982 shares of our common stock outstanding as of July 11, 2023, which includes the 199,620 Commitment Shares.

(3)	Assumes the sale of all Shares being offered pursuant to this prospectus.

(4)	The business address of Alumni Capital LP is 801 Brickell Avenue, 8th Floor, Miami, Florida 33130. The general partner of Alumni Capital LP is Alumni Capital GP LLC. Ashkan Mapar is the manager of Alumni Capital GP LLC and as such has voting and disposition control over the Shares. We have been advised that none of Alumni Capital LP, Alumni Capital GP LLC nor Ashkan Mapar is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

PLAN OF DISTRIBUTION

The 1,740,990 shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder, Alumni Capital. The Shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Alumni Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Alumni Capital has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Alumni Capital has informed us that each such broker-dealer will receive commissions from Alumni Capital that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the Shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder. As consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement, we have issued to Alumni Capital 199,620 shares of our common stock as Commitment Shares.

We also have agreed to indemnify Alumni Capital and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Alumni Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Alumni Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $75,000.

Alumni Capital has represented to us that at no time prior to the date of the Purchase Agreement has Alumni Capital or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock, which establishes a net short position with respect to our common stock. Alumni Capital has agreed that during the term of the Purchase Agreement, neither Alumni Capital, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “ADIL.” And warrants that were issued in our initial pubic offering are listed under the symbol “ADILW”

DESCRIPTION OF OUR SECURITIES

General

The following description of our capital stock and the provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Authorized Shares of Common Stock. We currently have authorized 50,000,000 shares of Common Stock.

Voting Rights. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock.

Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other Rights and Preferences. The holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Fully Paid and Nonassessable. All of our issued and outstanding shares of Common Stock are fully paid and nonassessable.

Listing. Our Common Stock is listed for trading on The NASDAQ Capital Market under the symbol “ADIL.”

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Anti-Takeover Effects of Delaware Law

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws provide that:

●	our board of directors is divided into three classes, one class of which is elected each year by our stockholders with the directors in each class to serve for a three-year term;

●	the authorized number of directors can be changed only by resolution of our board of directors;

●	directors may be removed only by the affirmative vote of the holders of at least 60% of our voting stock, whether for cause or without cause;

●	our Bylaws may be amended or repealed by our board of directors or by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of our stockholders;

●	stockholders may not call special meetings of the stockholders or fill vacancies on the board of directors;

●	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of Common Stock outstanding will be able to elect all of our directors; and

●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Potential Effects of Authorized but Unissued Stock

We have shares of Common Stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved Common Stock may enable our board of directors to issue shares to persons friendly to current management.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law and may indemnify employees and other agents. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We have obtained a policy of directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Warrants

As of June 20, 2023, we had outstanding warrants to purchase an aggregate of 12,340,257 shares of our Common Stock, having a weighted average purchase price of $3.98 per share.

Stock Options

As of June 20, 2023, we had outstanding options to purchase an aggregate of 5,222,561 shares of our Common Stock, having a weighted average purchase price of $2.08 per share.

Our warrants that we issued in our initial public offering are listed on The NASDAQ Capital Market under the symbol “ADILW.”

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus have been passed upon for us by Blank Rome LLP, New York, New York.

EXPERTS

The financial statements as of and for the year ended December 31, 2022 incorporated by reference in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements as of and for the year ended December 31, 2021 incorporated by reference in this registration statement have been audited by Friedman LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at https://ir.adialpharma.com/sec-filings. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38323):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 12, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on February 1, 2023, February 21, 2023, February 24, 2023, February 27, 2023, March 2, 2023, March 7, 2023, March 21, 2023 April 13, 2023, May 10, 2023, May 24, 2023, June 2, 2023; and June 9, 2023.

●	The description of our common stock set forth in (i) our registration statements on Form 8-A12B, filed with the SEC on December 11, 2017 and Form 8-A12B/A filed with the SEC on July 23, 2018 (File No. 001-38323) and (ii) Exhibit 4.19—Description of Securities to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Adial Pharmaceuticals, Inc.

1180 Seminole Trail, Suite 495

Charlottesville, VA 22901

Telephone (434) 422-9800

Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://ir.adialpharma.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under Delaware law. We also maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Up to 1,740,990 Shares of

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than any estimated underwriting discounts and commissions, in connection with the offering and sale of the shares of common stock being registered. The Selling Stockholder will pay any underwriting discounts, commissions and transfer taxes applicable to shares of common stock sold by it. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$275
Legal fees and expenses	50,000
Printing expenses	2,000
Accounting fees and expenses	20,000
Miscellaneous fees and expenses	2,725
Total	$75,000

Item 14. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s certificate of incorporation and amended and restated bylaws, each of which will become effective immediately prior to the closing of this offering, provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by the Delaware General Corporation Law;

●	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

●	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock;

●	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

●	indemnification for proceedings or claims brought by an officer or director against us or any of the Registrant’s directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;

●	indemnification for settlements the director or officer enters into without the Registrant’s consent; or

●	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by the Registrant.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Except as otherwise disclosed under the heading “Legal Proceedings” in the “Business” section of this registration statement, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities to the persons described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering. The recipients both had access, through their relationship with us, to information about us.

On September 21, 2020, the Company issued in a private placement 357,143 restricted shares of Common Stock to one investor for an aggregate purchase price of $500,000.

On November 18, 2020, the Company entered into a Common Stock Purchase Agreement with Keystone Capital Partners, LLC for the issuance of up to 2,842,198 shares of Common Stock including 175,000 commitment shares. The Company issued an aggregate of 1,820,907 shares to Keystone Capital Partners, LLC pursuant to the terms of the Common Stock Purchase Agreement.

On January 26, 2021, the Company issued an aggregate of 700,000 shares of Common Stock for the purchase of the equity of Purnovate, Inc.

On March 11, 2021, the Company issued in a private placement to three investors the first tranche of an aggregate of 97,001 shares of Common Stock for gross proceeds of $291,003.

On June 1, 2021, the Company closed the second tranche of its private offering of Common Stock pursuant to which its issued to three investors 603,000 shares of Common Stock for gross proceeds of $1,809,000.

On July 6, 2021, the Company closed the first tranche of its private placement offering of Common Stock pursuant to which it issued to three investors an aggregate of 166,668 shares of Common Stock for gross proceeds of $500,004.

On August 3, 2021 and August 4, 2021, the Company closed the second tranche of its private offering of Common Stock pursuant to which the Company issued to three investors an aggregate of 1,500,000 shares of Common Stock for gross proceeds $4,500,000.

On November 9, 2021, the Company issued 20,000 shares of common stock to Bespoke Growth Partners, Inc. (“Bespoke”) in connection with a private placement.

On December 17, 2021, the Company, issued 180,000 shares of the Company’s common stock to Bespoke in connection with a private placement.

On February 10, 2022, the Company issued (i) 2,322,250 shares of Common Stock, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,865,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) with an exercise price of $0.001 per share, which Pre-Funded Warrants are to be issued in lieu of shares of Common Stock to ensure that the Investor does not exceed certain beneficial ownership limitations, and (iii) warrants with a term of five years and six months from the date of issuance, to purchase an aggregate of up to 3,977,888 shares of Common Stock at an exercise price of $2.52 per share, subject to customary adjustments thereunder. The Company issued the shares of Common Stock and pre-funded warrants in a registered direct offering and the warrants in a concurrent private placement.

On February 24, 2023, the Company issued to the Joseph Gunnar & Co., LLC a warrant to purchase up to an aggregate of 182,927 shares of common stock.

On May 31, 2023, the Company issued 199,620 then-unregistered commitment shares to Alumni Capital.

We did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed above. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their employment or other relationship with us or through other access to information provided by us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and financial statement schedules.

(a)	The exhibits to the registration statement are set forth within the Exhibit Index below.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1*	Option Agreement for the Acquisition of Purnovate, Inc. by Adenomed, LLC dated as of January 27, 2023 (Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 1, 2023)
3.1	Certificate of Incorporation of Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.2	Amended and Restated Bylaws of Adial Pharmaceuticals, Inc., dated February 22, 2022 (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K (File No. 001-38323), filed with the Securities and Exchange Commission on March 28, 2022)
4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on October 25, 2017)
4.2	Form of Representative’s Warrant Agreement (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.3	Form of Warrant to Purchase Membership Units (2011 Offering) (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.4+	Option Agreement between ADial Pharmaceuticals, L.L.C and Tony Goodman, effective July 1, 2017 (Incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.5+	Grant Incentive Plan (Incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.6+	Form of Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.7+	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.8	Form of Common Stock Purchase Warrant dated November 21, 2017 by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to Exhibit 4.17 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
4.9	Form of Common Stock Purchase Warrant by and between Adial Pharmaceuticals, Inc. certain investors (Incorporated by reference to Exhibit 4.20(a) to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.10	Form of Common Stock Purchase Warrant by and among Adial Pharmaceuticals, Inc. and consultant (Incorporated by reference to Exhibit 4.20(b) to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.11	Warrant to purchase 300,000 shares of Common Stock issued June 6, 2018 (Incorporated by reference to Exhibit 4.21 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.12	Form of Warrant Agent Agreement (Incorporated by reference to Exhibit 4.22 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.13	Form of Warrant (Incorporated by reference to Exhibit 4.23 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.14	Form of Unit Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Form 10-Q, File No. 001-38323, filed with the Securities and Exchange Commission on September 10, 2018)
4.15	Form of $5.00 Warrant to purchase common stock, dated November 12, 2018 (Incorporated by reference to Exhibit 4.4 to the Company’s Form 10-Q, File No. 001-38323, filed with the Securities and Exchange Commission on November 14, 2018)

4.16	Form of $6.25 Warrant to purchase common stock, dated November 12, 2018 (Incorporated by reference to Exhibit 4.5 to the Company’s Form 10-Q, File No. 001-38323, filed with the Securities and Exchange Commission on November 14, 2018)
4.17	Description of Securities (Incorporated by reference to Exhibit 4.19 to the Company’s Annual Report on Form 10-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 22, 2021)
4.18	Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on June 12, 2020)
4.19	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 14, 2022)
4.20	Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 14, 2022)
4.21	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 24, 2023)
5.1#	Opinion of Blank Rome LLP
10.1	License Agreement between the University of Virginia Patent Foundation and ADial Pharmaceuticals, L.L.C. effective January 21, 2011 (Incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.2	Amendment #1 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, L.L.C effective October 21, 2013 (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.3	Amendment #2 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, L.L.C effective May 18, 2016 (Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.4	Amendment #3 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, L.L.C effective March 27, 2017 (Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.5+	Form of Employment Agreement between the Company and William B. Stilley, III (Incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.6+	Form of Employment Agreement between the Company and Joseph Truluck (Incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.7	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.8	Amendment #4 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, L.L.C effective August 15, 2017 (Incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.9	Amendment #5 to License Agreement between University of Virginia Patent Foundation and Adial Pharmaceuticals, Inc., dated as of December 14, 2017 (Incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.10	Security Agreement dated June 6, 2018 (Incorporated by reference to Exhibit 10.31 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
10.11	Amendment No. 6 to License Agreement between the Company, University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group dated as of December 18, 2018 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 19, 2018)
10.12+	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and William B. Stilley, III, dated as of March 11, 2019 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 14, 2019)
10.13+	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and Joseph Truluck, dated as of March 11, 2019 (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 14, 2019)
10.14+	Consulting Agreement between Adial Pharmaceuticals, Inc. and Dr. Bankole Johnson, dated March 24, 2019 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 26, 2019)
10.15	Master Services Agreement and related statement of work, dated July 5, 2019, by and between Adial Pharmaceuticals, Inc. and Psychological Education Publishing Company (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on July 8, 2019)
10.16	Amendment No. 1 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Stock Plan (Incorporated by reference to Exhibit 4.2 to the Company’s Form S-8, File No. 333-226884, filed with the Securities and Exchange Commission on September 13, 2019)
10.17+	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 4.3 to the Company’s Form S-8, File No. 333-226884, filed with the Securities and Exchange Commission on September 13, 2019)
10.18	Amendment to Statement of Work under Master Services Agreement dated December 12, 2019, by and between Adial Pharmaceuticals, Inc. and Psychological Education Publishing Company (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 16, 2019)
10.19	Guaranty, dated December 12, 2019, executed by Dr. Bankole Johnson (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 16, 2019)

10.20	Pledge and Security Agreement, dated December 12, 2019 (Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 16, 2019)
10.21	Lock-Up Agreement, dated December 12, 2019 between Adial Pharmaceuticals, Inc., Bankole A. Johnson and certain entities controlled by Bankole A. Johnson (Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 16, 2019)
10.22	Amendment No. 7 to License Agreement by and between the University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group and Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 31, 2019)
10.23+	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and Joseph Truluck, dated as of March 3, 2020 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 6, 2020)
10.24	Lock-Up Agreement Extension and Right of First Refusal dated August 19, 2020 to Lock-Up Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on August 25, 2020)
10.25+	Amendment No. 2 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, File No. 001-38323, filed with the Securities and Exchange Commission on July 21, 2020)
10.26	Common Stock Purchase Agreement, dated as of November 18, 2020, by and between Adial Pharmaceuticals, Inc. and Keystone Capital Partners, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on November 24, 2020)
10.27	Registration Rights Agreement, dated as of November 18, 2020, by and between Adial Pharmaceuticals, Inc. and Keystone Capital Partners, LLC (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on November 24, 2020)
10.28	Equity Purchase Agreement, dated December 7, 2020, by and among Adial Pharmaceuticals, Inc., Purnovate, LLC, the members of Purnovate, LLC and Robert D. Thompson, as member representative (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 10, 2020)
10.29+	Offer Letter, dated December 14, 2020 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 17, 2020)
10.30	Amendment, dated January 25, 2021, by and among Adial Pharmaceuticals, Inc., Purnovate, Inc., a wholly owned subsidiary of Adial, PNV Conversion Corp. as successor-in interest to Purnovate, LLC, and Robert D. Thompson, as member representative, to the Equity Purchase Agreement, dated December 7, 2020. (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 1, 2021)
10.31	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 15, 2021)
10.32	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 15, 2021)
10.33+	Amendment to Executive Employment Agreement with William B. Stilley, III, effective as of February 12, 2021 (Incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K, File No. 001-3823, filed with the Securities and Exchange Commission on March 22, 2021)
10.34+	Amendment to Executive Employment Agreement with Joseph Truluck, effective as of February 12, 2021 (Incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K, File No. 001-3823, filed with the Securities and Exchange Commission on March 22, 2021)
10.35+	Amendment to Executive Employment Agreement with William B. Stilley, III, effective as of March 17, 2021 (Incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K, File No. 001-3823, filed with the Securities and Exchange Commission on March 22, 2021)
10.36	Lockup Agreement Extension executed Dr. Bankole Johnson, dated April 5, 2021. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on April 9, 2021)
10.37	Form of Stock Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on July 9, 2021)
10.38	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on July 9, 2021)

10.39+	Amendment No. 3 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on September 29, 2021)
10.40	Form of Stock Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on November 12, 2021)
10.41	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on November 12, 2021)
10.42+	Employment Agreement between Adial Pharmaceuticals, Inc. and Cary Claiborne, dated as of December 7, 2021 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 9, 2021)
10.43	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 14, 2022)
10.44	Placement Agency Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 14, 2022)
10.45+	Amendment, dated March 22, 2022, to Consulting Agreement between Adial Pharmaceuticals, Inc. and Dr. Bankole Johnson, dated March 24, 2019 (Incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K (File No. 001-38323), filed with the Securities and Exchange Commission on March 28, 2022)
10.46	Amendment to Employment Agreement, dated as of August 22, 2022, between Adial Pharmaceuticals, Inc. and Cary J. Claiborne (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on August 23, 2022)
10.47	Amendment to Employment Agreement, dated as of August 22, 2022, between Adial Pharmaceuticals, Inc. and William B. Stilley (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on August 23, 2022)
10.48*	Amendment, dated September 8, 2022, to Consulting Agreement between Adial Pharmaceuticals, Inc. and Dr. Bankole A. Johnson, dated March 24, 2019, as amended on March 22, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on September 13, 2022)
10.49	Amendment No. 4 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on October 13, 2022)
10.50	Amendment 6 to Employment Agreement effective as of the January 27, 2023 by and between Adial Pharmaceuticals, Inc. and William B. Stilley, III (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 1, 2023)
10.51	Option Exercise Agreement, dated May 8, 2023, by and between Purnovate LLC and Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on May 10, 2023)
10.52	Purchase Agreement, dated as of May 31, 2023, by and between Adial Pharmaceuticals, Inc. and Alumni Capital LP (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on June 2, 2023)
21.1	List of Subsidiaries of Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K (File No. 001-38323), filed with the Securities and Exchange Commission on March 30, 2023)
23.1#	Consent of Marcum LLP
23.2#	Consent of Friedman LLP
23.3#	Consent of Blank Rome LLP (See Exhibit 5.1 above)
24.1#	Power of Attorney (included on signature page hereto)
107**	Filing Fee Table

#	Filed herewith
+	Management contract or compensatory plan or arrangement required to be identified pursuant to Item 15(a)(3) of this report.
*	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K. The redacted information has been marked by brackets as [***]. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.
**	Previously filed

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

(9)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charlottesville, State of Virginia, on the 13th day of July, 2023.

ADIAL PHARMACEUTICALS, INC.

By:	/s/ Cary Claiborne
Name:	Cary Claiborne
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Cary Claiborne		Chief Executive Officer and President
Cary Claiborne		(Principal Executive Officer)	July 13, 2023

/s/ Joseph M. Truluck		Chief Operating Officer and Chief Financial Officer
Joseph M. Truluck		(Principal Financial and Accounting Officer)	July 13, 2023

/s/ *		Member of the Board of Directors
J. Kermit Anderson			July 13, 2023

/s/ *		Member of the Board of Directors
Robertson H. Gilliland			July 13, 2023

/s/ *		Member of the Board of Directors
Tony Goodman			July 13, 2023

/s/ *		Member of the Board of Directors
James W. Newman, Jr.			July 13, 2023

/s/ *		Member of the Board of Directors
Kevin Schuyler, CFA			July 13, 2023

/s/ *		Member of the Board of Directors
William B. Stilley			July 13, 2023

* By:	Cary Claiborne
Cary Claiborne, Attorney-In-Fact